Deborah L. Schrier-Rape                                         Hearing Date:
Texas State Bar No. 00785635                                September 8, 1999
Kevin D. McCullough                                                11:30 a.m.
Texas State Bar No. 00788005
ANDREWS & KURTH L.L.P.
1717 Main Street, Suite 3700
Dallas, Texas 75201
Telephone:  (214) 659-4400
Facsimile:  (214) 659-4401

COUNSEL FOR THE DEBTORS

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - - - - -x
 In re:
                                             :      Chapter 11

NEXTWAVE PERSONAL                            :     Case No. 98 B 21529 (ASH)
COMMUNICATIONS INC., et al.,
                     -- --
                                             :     (Jointly Administered)
                           Debtors.
- - - - - - - - - - - - - - - - - - - - - - -x

                  NOTICE OF CONFIRMATION HEARING AND DEADLINES
                  --------------------------------------------

         PLEASE TAKE NOTICE that on July 27, 1999, the Bankruptcy Court approved the Disclosure Statement (the "Disclosure Statement") filed by NextWave Personal Communications Inc., NextWave Partners Inc., NextWave Power Partners Inc., NextWave Wireless Inc. and NextWave Telecom Inc., the above-captioned debtors and debtors-in-possession (collectively, the "Debtors"), as containing adequate information under Section 1125 of the Bankruptcy Code.

         PLEASE TAKE FURTHER NOTICE that a hearing (the "Confirmation Hearing") will be held commencing on SEPTEMBER 8, 1999, AT 11:30 A.M., EASTERN STANDARD TIME, before the Honorable Adlai S. Hardin, Jr., United States Courthouse, 300 Quarropas Street, Room 520, White Plains, New York 10601, to consider the Debtor's First Amended Joint Plan of Reorganization (the "Plan") dated July 27, 1999.

         PLEASE TAKE FURTHER NOTICE that Ballots accepting or rejecting the Plan must be properly completed, executed, marked and received by the Tabulation Agent on or before 5:00 P.M. EASTERN STANDARD TIME, ON AUGUST 27, 1999. Any Ballots received after such time will not be counted.

         PLEASE TAKE FURTHER NOTICE that objections, if any, to confirmation of the Plan must (i) be in writing; (ii) specify the basis and nature of the objection; (iii) set forth the name and address of the objector and the nature and amount of any claim or equity interest held or asserted against the Debtors' estates; (iv) conform to the Local Bankruptcy Rules for the Southern District of New York, including General Order No. 97-421 of the Bankruptcy Court dated June 26, 1997, regarding Electronic Means for Filing, Signing and Verification of Documents, the Administrative Procedures for Electronically Filed Cases attached as an exhibit thereto, and all requirements therein applicable to the electronic filing of pleadings in the above-captioned Chapter 11 cases; (v) be filed with the Clerk of the Bankruptcy Court; and (vi) be served upon the parties listed below, together with proof of service thereof, such that they are received no later than 5:00 P.M. EASTERN STANDARD TIME ON AUGUST 25, 1999:


                                    Deborah L. Schrier-Rape, Esq.
                                    Andrews & Kurth L.L.P.
                                    1717 Main Street, Suite 3700
                                    Dallas, Texas 75201

                                    Frank A. Cassou, Esq.
                                    NextWave Telecom Inc.
                                    3 Skyline Drive, Third Floor
                                    Hawthorne, New York 10532

                                    David M. Friedman, Esq.
                                    Kasowitz, Benson, Torres & Friedman, L.L.P.
                                    1301 Avenue of the Americas
                                    New York, New York 10019

                                    Special Procedures
                                    Internal Revenue Service
                                    Attn:  Sid Brown
                                    P.O. Box 2899
                                    Church Street Station
                                    New York, New York 10008

                                    Office of the United States Trustee
                                    Attn: Patricia Schrage, Esq.
                                    33 Whitehall Street, 21st Floor
                                    New York, New York 10004

                                    Securities and Exchange Commission
                                    NE Regional Office - Bankruptcy Unit
                                    7 World Trade Center, Suite 1300
                                    New York, NY 10048

                                    Securities and Exchange Commission
                                    Bankruptcy Unit
                                    450 5th Street, N.W.
                                    Washington, DC 20549

         PLEASE TAKE FURTHER NOTICE that responses to any objections must be filed with the Bankruptcy Court and served on the objecting party no later than 5:00 P.M. EASTERN STANDARD TIME, ON SEPTEMBER 3, 1999.

         PLEASE TAKE FURTHER NOTICE that any objections that do not conform to the above requirements or that are not timely filed and served will be disregarded and deemed waived.

         PLEASE TAKE FURTHER NOTICE that at the Confirmation Hearing the Bankruptcy Court may also conduct a hearing to value the security for any claim held by a secured creditor, in accordance with Section 506 of the Bankruptcy Code.

         PLEASE TAKE FURTHER NOTICE that the Confirmation Hearing may be adjourned from time to time without any further notice except by announcement made in open court.

Dated:   Dallas, Texas
         July 27, 1999
                                            Respectfully submitted,

                                            ANDREWS & KURTH L.L.P.


                                            By:
                                               --------------------------------
                                                  Deborah L. Schrier-Rape
                                                  Texas State Bar No. 00785635
                                                  Kevin D. McCullough
                                                  Texas State Bar No. 00788005
                                                  1717 Main Street, Suite 3700
                                                  Dallas, Texas  75201
                                                  Telephone:  (214) 659-4400
                                                  Facsimile:  (214) 659-4401

                                                  COUNSEL FOR THE DEBTORS